Exhibit 99.1

Contact:
Randy Gottfried	Chris Danne
Chief Financial Officer	chris@blueshirtgroup.com
Riverbed Technology, Inc.	The Blueshirt Group
415-247-6397	415-217-7722

Riverbed Technology, Inc. Reports

Record First Quarter 2007 Financial Results

•	Quarterly Revenues Increase by 212% Year-Over-Year to $42.8 million
•	Rapid Customer Growth With Cumulative Customers Now Over 2,000
•	Gross Margins Increase to 71%

San Francisco, CA, April 24, 2007 – Riverbed Technology, Inc. (Nasdaq: RVBD), the performance leader in wide-area data services (WDS), today released financial results for the first quarter ended March 31, 2007.

Revenues for the first quarter of 2007 were $42.8 million, which represents a sequential increase of 26% from the immediately preceding quarter and a year-over-year increase of 212% from the first quarter of last year. Riverbed® posted its first quarter of positive net income on a GAAP basis with $3.3 million, or $0.05 per diluted share, compared to a net loss of $2.4 million, or $0.04 per share, in the fourth quarter of 2006 and a net loss of $4.3 million, or a loss of $0.36 per share, in the first quarter of 2006. Riverbed’s first quarter of 2007 GAAP results included $5.4 million of non-cash stock-based compensation expenses.

Excluding the impact of stock-based compensation in all periods, the non-GAAP net income for the first quarter of 2007 was $8.6 million, or $0.12 per diluted share, compared to a non-GAAP net income of $2.4 million, or $0.03 per diluted share, in the fourth quarter of 2006 and a non-GAAP net loss of $3.4 million, or $0.28 per share, in the first quarter of 2006.

“Our record results are a testament to the rapid growth of the wide-area data services (WDS) market and the strength of our industry-leading technology,” noted Jerry Kennelly, Riverbed president and chief executive officer. “Our latest release of RiOS 4.0 even further differentiated our technology adding support for SSL and enhanced acceleration for web-based business applications. Based on the strength of our technology, we continue to win new customers at an impressive rate and our cumulative customer count now exceeds 2,000.”

“The first quarter of 2007 marked the first in which Riverbed was profitable on a GAAP basis,” said Randy Gottfried, Riverbed chief financial officer. “Gross margins were 71% and we generated over $7 million in cash from operations.”

Conference Call Information

Riverbed will host a conference call for analysts and investors to discuss its first quarter results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live webcast of the conference call will also be accessible from the “Investor Relations” section of the company’s website at www.riverbed.com. Following the webcast, an archived version will be available on the website for 30 days. To hear the replay, parties in the United States and Canada should call 800-405-2236 and enter passcode 11088216. International parties can access the replay at 303-590-3000 and should enter passcode 11088216.

About Riverbed

Riverbed Technology is the performance leader in wide-area data services (WDS) solutions for companies worldwide. By enabling application performance over the wide area network (WAN) that is orders of magnitude faster than what users experience today, Riverbed is changing the way people work, and enabling a distributed workforce that can collaborate as if they were local. Additional information about Riverbed (Nasdaq: RVBD) is available at www.riverbed.com.

Forward Looking Statements

This press release contains forward-looking statements, including statements relating to Riverbed’s ability to meet the needs of distributed organizations, grow market share or grow the market as a whole. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Riverbed’s business are set forth in our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC on February 9, 2007, as well as subsequent reports filed with the SEC. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons why management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables that follow it. We anticipate disclosing forward-looking non-GAAP financial information in our conference call to discuss our first quarter results, including an estimate of non-GAAP earnings for 2007 that excludes non-cash stock-based compensation expenses related to employee stock options and purchases of common stock under our Employee Stock Purchase Plan. We cannot readily estimate these expenses because they depend on such factors as our future stock price for purposes of computing such expenses.

A copy of this press release can be found on the investor relations page of Riverbed’s website at www.riverbed.com.

Riverbed Technology, Riverbed, Steelhead, RiOS, Interceptor, and the Riverbed logo are trademarks or registered trademarks of Riverbed Technology, Inc. All other trademarks used or mentioned herein belong to their respective owners.

Riverbed Technology, Inc.

GAAP Condensed Consolidated Statements of Operations

In thousands, except per share amounts

	Three months ended March 31,
	2007	2006
	(unaudited)
Revenue:
Product	$33,637	$10,836
Support and services	6,837	1,523
Ratable product and related support and services	2,310	1,362

Total revenue	42,784	13,721

Cost of revenue:
Cost of product	9,661	3,590
Cost of support and services	2,290	692
Cost of ratable product and related support and services	603	497

Total cost of revenue	12,554	4,779

Gross profit	30,230	8,942

Operating expenses:
Sales and marketing	17,092	8,028
Research and development	7,458	3,465
General and administrative	4,037	1,596

Total operating expenses	28,587	13,089

Operating income (loss)	1,643	(4,147)

Other income (expense), net	1,719	(102)

Loss before provision for income taxes	3,362	(4,249)
Provision for income taxes	103	37

Net income (loss)	$3,259	$(4,286)

Net income (loss) per share, basic	$0.05	$(0.36)
Net income (loss) per share, diluted	$0.05	$(0.36)

Shares used in computing basic net income (loss) per share	65,037	12,010
Shares used in computing diluted net income (loss) per share	70,350	12,010

Stock-based compensation expense included in above:
Cost of product	$8	$—
Cost of support and services	372	36
Sales and marketing	2,742	465
Research and development	1,456	219
General and administrative	798	175

Total stock-based compensation expense	$5,376	$895

Riverbed Technology, Inc.

GAAP to Non-GAAP Reconciliation

In thousands, except per share amounts

Unaudited

	Three months ended March 31, 2007
	GAAP	Adjustments		Non-GAAP
Reconciliation of gross profit:
Total revenue	$42,784	$—		$42,784
Total cost of revenue	12,554	(380	)a	12,174

Gross profit	$30,230	$380		$30,610

Reconciliation of operating expenses:
Sales and marketing	$17,092	$(2,742	)a	$14,350
Research and development	7,458	(1,456	)a	6,002
General and administrative	4,037	(798	)a	3,239

Total operating expenses	$28,587	$(4,996)		$23,591

Reconciliation of operating income, net income and net income per share:
Operating income	$1,643	$5,376		$7,019
Net income	$3,259	$5,376		$8,635
Net income per share, basic	$0.05			$0.13
Net income per share, diluted	$0.05			$0.12

Shares used in computing basic net income per share	65,037			65,037
Shares used in computing diluted net income per share	70,350			70,350

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial statements presented on a GAAP basis, Riverbed uses non-GAAP measures of operating results, net income and net income per share, which are adjusted to exclude stock-based compensation expense. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Riverbed's underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for purpose of making operational decisions. In addition, these adjusted non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or basic and diluted net income per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

(a)	Excluded amount represents stock-based compensation expense. Stock-based compensation is a non-cash expense accounted for in accordance with the intrinsic value method under Accounting Principles Board No. 25 through December 31, 2005, and with the fair value recognition provisions of Statement of Financial Accounting Standards No. 123(R) effective January 1, 2006. While a large component of our expense, we believe investors want to exclude the effects of stock-based compensation expense in order to compare our financial performance with that of other companies and between time periods.

Riverbed Technology, Inc.

GAAP to Non-GAAP Reconciliation

In thousands, except per share amounts

Unaudited

	Three months ended March 31, 2006
	GAAP	Adjustments		Non-GAAP
Reconciliation of gross profit:
Total revenue	$13,721	$—		$13,721
Total cost of revenue	4,779	(36	)a	4,743

Gross profit	$8,942	$36		$8,978

Reconciliation of operating expenses:
Sales and marketing	$8,028	$(465	)a	$7,563
Research and development	3,465	(219	)a	3,246
General and administrative	1,596	(175	)a	1,421

Total operating expenses	$13,089	$(859)		$12,230

Reconciliation of operating loss and net loss:
Operating loss	$(4,147)	$895		$(3,252)
Net loss	$(4,286)	$895		$(3,391)

(a)	Excluded amount represents stock-based compensation expense. Stock-based compensation is a non-cash expense accounted for in accordance with the intrinsic value method under Accounting Principles Board No. 25 through December 31, 2005 and with the fair value recognition provisions of Statement of Financial Accounting Standards No. 123(R) effective January 1, 2006. While a large component of our expense, we believe investors want to exclude the effects of stock-based compensation expense in order to compare our financial performance with that of other companies and between time periods.

Riverbed Technology, Inc.

Condensed Consolidated Balance Sheets

In thousands

	March 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$193,035	$105,330
Marketable securities	7,944	3,999
Trade receivables, net	21,830	18,148
Other receivables	1,481	118
Inventory	7,400	7,452
Prepaid expenses and other current assets	5,290	5,438

Total current assets	236,980	140,485

Fixed assets, net	10,453	7,718
Other assets	4,439	2,566

Total assets	$251,872	$150,769

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,701	$11,113
Accrued compensation and related benefits	8,837	8,285
Other accrued liabilities	5,450	2,931
Deferred revenue	18,541	16,837

Total current liabilities	42,529	39,166

Deferred revenue non-current	3,528	2,245
Other long-term liabilities	365	378

Total long-term liabilities	3,893	2,623

Stockholders' equity:
Common stock and additional paid-in-capital	254,659	162,033
Deferred stock-based compensation	(5,120)	(5,704)
Accumulated deficit	(44,076)	(47,333)
Accumulated other comprehensive loss	(13)	(16)

Total stockholders' equity	205,450	108,980

Total liabilities and stockholders' equity	$251,872	$150,769

Riverbed Technology, Inc.

Condensed Consolidated Statements of Cash Flows

In thousands

	Three months ended March 31,
	2007	2006
Operating activities:
Net income (loss)	$3,259	$(4,286)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	979	332
Stock-based compensation	5,376	895
Revaluation and amortization of warrants	—	177
Provision of trade receivable allowances	88	57
Changes in operating assets and liabilities
(Increase) in trade receivables	(3,770)	(1,263)
(Increase) in inventory	(784)	(1,655)
(Increase) in prepaid expenses and other assets	(362)	(882)
Increase (decrease) in accounts payable and other current liabilities	(804)	251
Increase in income taxes payable	50	32
Increase in deferred revenue	2,987	1,507

Net cash provided by (used in) operating activities	7,019	(4,835)

Investing activities:
Capital expenditures	(1,518)	(630)
Purchase of available for sale securities, net of maturities	(3,945)	—
Increase in other assets	(1,600)	—

Net cash used in investing activities	(7,063)	(630)

Financing activities:
Proceeds from issuance of convertible preferred stock, net of issuance costs	—	19,915
Proceeds from issuance of common stock, net of repurchases	81	91
Proceeds from follow on offering of common stock	87,664	—
Payments of debt	—	(313)

Net cash provided by financing activities	87,745	19,693
Effect of exchange rate changes on cash and cash equivalents	4	2

Net increase in cash and cash equivalents	87,705	14,230
Cash and cash equivalents at beginning of period	105,330	10,410

Cash and cash equivalents at end of period	$193,035	$24,640